UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices with zip code)

(514) 744-6792

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 10, 2013, Valeant Pharmaceuticals International, Inc. (“Valeant”) filed a Current Report on Form 8-K including the unaudited pro forma consolidated balance sheet of Valeant as at March 31, 2013 and the unaudited pro forma consolidated statement of income for the three-month period ended March 31, 2013 and for the year ended December 31, 2012, together with the notes thereto, filed as Exhibit 99.3 to such Current Report. This Form 8-K/A is being filed to update the unaudited pro forma financial information included at Item 9.01(d) of the Form 8-K to reflect:

•	a reclassification of a $21,813,000 charge from Selling, general and administrative expenses to Research and development expenses for the period from October 1, 2012 to December 10, 2012;

•	a reclassification of a $7,643,000 charge from Loss on extinguishment of debt to Foreign exchange and other for the nine months ended September 30, 2012; and

•	a reclassification of a $7,643,000 recovery from Loss on extinguishment of debt to Foreign exchange and other for the period from October 1 to December 10, 2012.

These adjustments had no impact on total operating expenses, (Loss) income before recovery of income taxes or Net (loss) income included in such unaudited pro forma financial information.

Item 8.01 Other Events.

Unaudited Pro Forma Financial Information.

Filed herewith as Exhibit 99.1 is the unaudited pro forma consolidated balance sheet of Valeant as at March 31, 2013 and the unaudited pro forma consolidated statement of income for the three-month period ended March 31, 2013 and for the year ended December 31, 2012, together with the notes thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	The unaudited pro forma consolidated balance sheet of Valeant as at March 31, 2013 and the unaudited pro forma consolidated statement of income for the three-month period ended March 31, 2013 and for the year ended December 31, 2012, together with the notes thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President and Chief Financial Officer

Date: June 14, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	The unaudited pro forma consolidated balance sheet of Valeant as at March 31, 2013 and the unaudited pro forma consolidated statement of income for the three-month period ended March 31, 2013 and for the year ended December 31, 2012, together with the notes thereto.